Exhibit 99.1

Motorsport Games Regains Compliance With Nasdaq Listing Rules

MIAMI, Florida - April 17, 2025 – Motorsport Games Inc. (“Motorsport Games” or “the Company”), the racing game developer and publisher of prominent simulation racing (or “sim racing”) titles including Le Mans Ultimate, is pleased to announce that it has regained compliance with the stockholders’ equity requirement of the Nasdaq Stock Market (“Nasdaq”) as set forth in Nasdaq Listing Rule 5550(b)(1).

Chief Executive Officer of Motorsport Games Inc., Stephen Hood commented, “We see regaining compliance with the Nasdaq Capital Market’s equity requirement as a strong validation of the progress we’ve made. We believe that this update, along with the recent strategic investment led by Pimax, reinforces our momentum and positions us to continue to deliver upon our promise.”

“With recent product momentum on show with Le Mans Ultimate along with our new subscription service through RaceControl and reduced overheads through tighter cost-control measures and a more-efficient sized team, there is a belief throughout management that we can deliver upon the opportunities and unique proposition we have with in our market to increase shareholder value.”

About Motorsport Games:

Motorsport Games is a racing game developer, publisher and esports ecosystem provider of official motorsport racing series. Combining innovative and engaging video games with exciting esports competitions and content for racing fans and gamers, Motorsport Games strives to make racing games that are authentically close to reality. The Company is the officially licensed video game developer and publisher for iconic motorsport racing series including the 24 Hours of Le Mans and the FIA World Endurance Championship, recently releasing Le Mans Ultimate in Early Access. Motorsport Games also owns the industry leading rFactor 2 and KartKraft simulation platforms. rFactor 2 also serves as an official simulation racing platform of Formula E, while also powering F1 Arcade through a partnership with Kindred Concepts. Motorsport Games is also an award-winning esports partner of choice for the 24 Hours of Le Mans, creating the renowned Le Mans Virtual Series. Motorsport Games is building a virtual racing ecosystem where each product drives excitement, every esports event is an adventure, and every race inspires.

For more information about Motorsport Games visit: www.motorsportgames.com

Forward Looking Statements

Certain statements in this press release which are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are provided pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any statements in this press release that are not statements of historical fact may be deemed forward-looking statements. Words such as “continue,” “will,” “may,” “can,” “could,” “should,” “expect,” “expected,” “plans,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “see,” “opportunity” and similar expressions are intended to identify such forward-looking statements.

These forward-looking statements include, but are not limited to, statements concerning the Company’s regaining compliance with the Nasdaq Capital Market’s equity requirement, along with the recent strategic investment led by Pimax, reinforcing the Company’s momentum and positioning the Company to continue to deliver upon its promise; management delivering upon the opportunities and unique proposition the Company has within its market to increase shareholder value; the Company’s ability to maintain compliance with the continued listing requirements of The Nasdaq Capital Market, including the minimum stockholders’ equity requirement set forth in Listing Rule 5550(b)(1); and whether the Company will be able to evidence compliance with such minimum stockholders’ equity requirement upon the filing of its quarterly report for period ended March 31, 2025.

All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, many of which are generally outside the control of the Company and are difficult to predict. Examples of such risks and uncertainties include, without limitation: (i) the Company’s ability to obtain equity financing arrangements or similar transactions; (ii) the Company’s ability to demonstrate compliance with Nasdaq’s minimum stockholders’ equity requirement; (iii) the Company’s ability to otherwise maintain compliance with any other continued listing requirement of The Nasdaq Capital Market; and (iv) the risk that the Company’s Class A common stock may be subject to delisting if the Company fails to evidence compliance with the continued listing requirement of The Nasdaq Capital Market upon the filing of the Company’s next period report.

Additional factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements can be found in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as well as in its subsequent filings with the SEC. The Company anticipates that subsequent events and developments may cause its plans, intentions and expectations to change. The Company assumes no obligation, and it specifically disclaims any intention or obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by law. Forward-looking statements speak only as of the date they are made and should not be relied upon as representing the Company’s plans and expectations as of any subsequent date. Additionally, the business and financial materials and any other statement or disclosure on, or made available through, the Company’s website or other websites referenced or linked to this press release shall not be incorporated by reference into this press release.

Website and Social Media Disclosure

Investors and others should note that we announce material financial information to our investors using our investor relations website (ir.motorsportgames.com), SEC filings, press releases, public conference calls and webcasts. We use these channels, as well as social media and blogs, to communicate with our investors and the public about our company and our products. It is possible that the information we post on our websites, social media and blogs could be deemed to be material information. Therefore, we encourage investors, the media and others interested in our company to review the information we post on the websites, social media channels and blogs, including the following (which list we will update from time to time on our investor relations website):

Websites	Social Media
motorsportgames.com	Twitter: @msportgames
Instagram: msportgames
Facebook: Motorsport Games
LinkedIn: Motorsport Games

The contents of these websites and social media channels are not part of, nor will they be incorporated by reference into, this press release.

Contacts:

Investors:

Investors@motorsportgames.com

Media:

PR@motorsportgames.com